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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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SRS Labs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        We cordially invite you to attend our 2004 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 a.m., California time, on Wednesday, June 30, 2004, at the Doubletree Club Hotel, located at 7 Hutton Centre Drive, Santa Ana, California 92707, for the following purposes:

  1.
  To elect one Class II director to the Board of Directors to hold office for a term of three years or until his successor is elected and qualified;

  2.
  To ratify the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

        The Board of Directors has nominated David R. Dukes as the nominee for election to the Board of Directors as a Class II director.

        The Board of Directors has fixed the close of business on May 7, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

        You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Janet M. Biski Chief Financial Officer, Treasurer and Secretary
Santa Ana, California April 28, 2004

SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

PROXY STATEMENT

        The Board of Directors of SRS Labs, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 30, 2004 at the Doubletree Club Hotel, located at 7 Hutton Centre Drive, Santa Ana, California 92707, at 10:00 a.m., California time, and at any adjournments thereof (the "Annual Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 21, 2004.

VOTING INFORMATION

Who May Vote

        The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on May 7, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share ("Common Stock"). As of April 12, 2004, 14,283,363 shares of Common Stock were outstanding. Of that amount, 225,300 shares were held as treasury shares. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters.

Revocability of Proxy

        You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Janet M. Biski, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

        All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" (a) election of the Board's nominee for Class II director, and (b) ratification of the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2004. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

        Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company's outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The nominee receiving the highest number of votes "FOR" a director will be elected as a director. This number is called a plurality. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal.

Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

        The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities. The Board of Directors has authorized certain officers of the Company to retain the services of a proxy solicitation firm if, in such officers' view, it is deemed necessary. The Company has not engaged such a firm at this time; however, to the extent it decides to do so, the Company will utilize the services of The Altman Group to assist in the solicitation of proxies in connection with this Proxy Statement, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

Nominations for Directors for Annual Meeting

        The Bylaws of the Company (the "Bylaws") set forth certain procedures relating to the nomination of directors (the "Nomination Bylaw") and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the Company not earlier than March 20, 2004 and not later than April 19, 2004. The Company did not receive any nominations for the Annual Meeting in accordance with the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2005 Annual Meeting."

Stockholder Proposals for the Annual Meeting

        The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the "Stockholder Proposal Bylaw"). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by not earlier than March 20, 2004 and not later than April 19, 2004. The Company did not receive any stockholder proposals for the Annual Meeting in accordance with the Stockholder Proposal Bylaw. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2005 Annual Meeting."

        The Company was incorporated in the State of California in June 1993 and reincorporated in the State of Delaware in June 1996. All references to the Company reflect this continuation. The Company first became a reporting company, pursuant to Section 13(a) of the Exchange Act, in August 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial Ownership Table

        The following table contains certain information as of April 12, 2004 regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the "SEC"), or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership(1)
Name	Number of Shares Owned(2)	Right to Acquire(3)		Percent of Class(1)(2)(3)
SRS Labs, Inc. Common Stock Principal Stockholders:
Thomas C.K. Yuen and Misako Yuen(4)	2,848,660	490,973		22.6%
Rayfa (BVI) Limited(5)(6)	709,760	—		5.0
Raymond Choi(5)(6)	709,760	91,460		5.6
Class I Director:
Winston Hickman	—	21,667		*
Class II Director:
David R. Dukes	—	10,000		*
Class III Directors:
Thomas C.K. Yuen(4)	2,848,660	490,973		22.6
Stephen v. Sedmak(7)	684,401	326,565		6.9
Sam Yau	—	69,250		*
Named Executive Officers:
Thomas C.K. Yuen(4)	2,848,660	490,973		22.6
Janet M. Biski	1,600	93,750		*
Theodore A. Franceschi	10,000	17,968		*
Alan D. Kraemer	200	152,180		1.1
Jennifer Drescher	6,336	89,120		*
All directors and executive officers as a group (11 persons)	3,551,197	1,271,473		31.0
SRSWOWcast.com, Inc. Common Stock(8)
Thomas C.K. Yuen	—	637,500	(8)	1.6
Janet M. Biski	—	—
Theodore A. Franceschi	—	—
Alan D. Kraemer	—	300,000	(8)	*
Jennifer Drescher	—	275,000	(8)	*
All directors and executive officers as a group (5 persons)	—	1,212,500	(8)	2.9%

*
Less than one percent.

(Footnotes set forth on the next page.)

(Footnotes from the preceding page.)

(1)
Subject to applicable community property and similar statutes.

(2)
Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)
Shares that can be acquired through stock option exercises through July 7, 2004 (within 60 days of May 7, 2004). These shares are referred to herein as "Stock Option Shares."

(4)
Includes 2,645,870 shares of Common Stock held by Mr. and Mrs. Yuen as co-trustees of the Thomas Yuen Family Trust, 202,790 shares of Common Stock held by Mr. Yuen directly and 426,598 Stock Option Shares granted to Mr. Yuen as an executive officer and a director of the Company. Does not include 213,469 shares of Common Stock held by Atsuko Hamasaki as trustee of the Yuen 1993 Irrevocable Trust (144,825 shares) and as custodian for Mr. and Mrs. Yuen's children, Jennifer Wen Lee Yuen (31,465 shares) and Constance Kahlee Yuen (37,179 shares). Also does not include 5,714 shares held by Jennifer Wen Lee Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the 213,469 shares held by Atsuko Hamasaki in the capacities referenced above and the 5,714 shares held by Jennifer Wen Lee Yuen, the adult daughter of Mr. and Mrs. Yuen. Also not included are 9,000 shares of Common Stock held by: Atsuko Hamasaki in her individual capacity (3,000 shares); Noriaki Hamasaki (3,000 shares); and Yuzuru Hamasaki (3,000 shares). Atsuko Hamasaki, Noriaki Hamasaki and Yuzuru Hamasaki are the sister-in-law, brother-in-law and father-in-law of Mr. Yuen; none of whom resides in the same household as Mr. and Mrs. Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the above-referenced 9,000 shares. The mailing address for Mr. and Mrs. Yuen is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

(5)
The mailing address of such stockholder is Units 2001-7, Apec Plaza, 49 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

(6)
The sole stockholder of Rayfa (BVI) Limited is Raymond Choi. Mr. Choi was a director of ValenceTech Limited, a wholly-owned subsidiary of the Company ("ValenceTech") and the President of Valence Semiconductor Design Limited, a subsidiary of ValenceTech until March 5, 2004. In the case of Mr. Choi, includes 91,460 Stock Option Shares granted to Mr. Choi that are exercisable as of March 5, 2004 and will expire if not exercised on or prior to June 5, 2004.

(7)
Includes 50,000 shares held by Mr. Sedmak's wife, Mary Sedmak, as custodian for their children, Jeffrey Sedmak (25,000 shares) and Sarah Sedmak (25,000 shares).

(8)
SRSWOWcast.com, Inc. ("SRSWOWcast") is a wholly owned subsidiary of the Company. As of the record date, 40,000,000 shares of common stock of SRSWOWcast common stock were outstanding, all of which were held by the Company. Except as described in the table, none of the directors or named executive officers of the Company holds any shares of common stock of SRSWOWcast. Accordingly, all share amounts represent shares of SRSWOWcast common stock issuable upon exercise of stock options (see discussion of SRS WOWcast Exchange Offer in the "Transactions with Management and Others" section of this Proxy Statement.)

ELECTION OF DIRECTORS
(PROPOSAL 1)

        The Company's Certificate of Incorporation and Bylaws, provide for a "classified" board of directors. The number of authorized directors is currently five. Currently, there is one Class II director (Mr. Dukes), whose term expires at the Annual Meeting; one Class I director (Mr. Hickman), whose term expires at the 2006 annual meeting of stockholders; and three Class III directors (Messrs. Sedmak, Yau and Yuen), whose terms expire at the 2005 annual meeting of stockholders. The Nomination and Corporate Governance Committee of the Board did not receive from a stockholder or any other source the name of any person for consideration as nominee for director of the Company. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of David R. Dukes for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2007 or until his successor is elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

        In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

        The Board of Directors unanimously recommends a vote for the election of David R. Dukes as a Class II director. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of David R. Dukes.

Information About the Class II Director Nominee

        The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting and business experience during the past five years:

Name	Age	Director Since	Principal Occupation and Other Information
David R. Dukes	60	2003	Mr. Dukes has served as a member of our board of directors since September 2003. Mr. Dukes has served as the Vice Chairman of RSI Holding Corporation, a manufacturing company, since September 2001. Mr. Dukes was retired from May 1998 to September 2001. From September 1989 to May 1998, Mr. Dukes was employed by Ingram Micro, the world's largest distributor of technology products and services. Mr. Dukes served in various executive capacities with Ingram Micro, including co-chairman, vice chairman, president and chief operating officer. Mr. Dukes also was a co-founder and chief executive officer of Ingram Alliance from January 1994 to 1998, and was chairman of the Global Technology Distribution Council from January 1998 to December 1999. He currently serves as Chairman of the Children's Hospital of Orange County (CHOC) Foundation Board of Directors, and also serves on CHOC Hospital's Board of Directors, and the Orange County Community Foundation.

Information About Directors Whose Terms Continue

        The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class I or Class III Directors and are continuing in office as directors of the Company:

Class I Director—Term Expiring at 2006 Annual Meeting
Name	Age	Director Since	Principal Occupation and Other Information
Winston E. Hickman	61	2004	Mr. Hickman is currently the executive vice president and Chief Financial Officer of REMEC, Inc. Prior to joining REMEC, Mr. Hickman was Chief Financial Officer at Paradigm Wireless Systems, Inc., a manufacturer of high power amplifiers for wireless communications, since 2000. Prior to joining Paradigm, Mr. Hickman served as Senior Vice President and Chief Financial Officer for Pacific Scientific. He has also held Vice President of Finance positions at Allied Signal and Rockwell International, both large public companies. Mr. Hickman received his undergraduate degree from California State University, Long Beach and a Master's Degree in Business Administration from the University of Southern California.
Class III Director—Term Expiring at 2005 Annual Meeting
Name	Age	Director Since	Principal Occupation and Other Information
Thomas C.K. Yuen	52	1994
			Mr. Yuen has served as Chairman, Chief Executive Officer and a director of the Company since January 1994, and has served as President of the Company since April 1999. Mr. Yuen also has served as a director and chairman of the board of ValenceTech Limited, a wholly-owned subsidiary of the Company ("ValenceTech") since March 2000. Mr. Yuen served as a director of Valence Technology, Inc. ("Valence") from March 1998 to March 2000. ValenceTech is the successor company to Valence. Mr. Yuen has also served as a director of all but one of ValenceTech's (formerly Valence's) subsidiaries since March 1998. Mr. Yuen served as President of SRSWOWcast from September 1999 to February 2000, and has served as Chairman of the Board and Chief Executive Officer of SRSWOWcast since February 2000, and as a director of SRSWOWcast since September 1999. In addition, Mr. Yuen served as Chief Financial Officer of the Company from January 1994 to July 1994. Mr. Yuen is one of the founders of AST Research, Inc., where he served as a director from such company's inception in 1981 until June 1992 and the company's co-chairman and chief operating officer from August 1987 to June 1992.

Stephen V. Sedmak	55	1993
			Mr. Sedmak, currently retired, was one of the founders of the Company. He served as President of the Company since its inception in June 1993 until July 1998. In addition, Mr. Sedmak has served as a director of the Company since June 1993, served as Chief Operating Officer from June 1996 until July 1998, and has served as a director of ValenceTech since March 2000. Mr. Sedmak also has served as a member of the Compensation Committee of the Board from March 1999 to December 2000. Prior to joining the Company, Mr. Sedmak served as Vice President of Sales for PTC Corporation, a provider of telecommunications systems, from January 1973 to March 1982, as Vice President of Sales for The ICT Group, a provider of database marketing and telemarketing services, from March 1985 to September 1987, and as Vice President of Sales for TeleRelation Systems Inc., a software development company, from January 1991 to June 1992. Mr. Sedmak was involved as a founder of each of these companies. In addition, Mr. Sedmak held a variety of executive sales and marketing positions with IBM/ROLM Corporation, a leading telecommunications manufacturer, from March 1982 to March 1985.
Sam Yau	55	2000
			Mr. Yau has served as a director of the Company since November 2000 and as a member of the Audit Committee since December 2000. Since 1997, Mr. Yau has been a private investor. Mr. Yau was Chief Executive Officer of National Education Corporation from May 1995 to May 1997. From 1993 through 1994 he was Chief Operating Officer of Advacare, Inc., a medical services company.

Information with Respect to Our Executive Officers

        The executive officers of the Company are Thomas C.K. Yuen, Janet M. Biski, Philip C. Maynard, Theodore A. Franceschi, Alan D. Kraemer, Jennifer A. Drescher, and David M. Lanthier. Executive officers are elected by, and serve at the pleasure of, the Board of Directors. Mr. Yuen is also a director of the Company, and his business biography is referenced above. The business experience of the Company's other executive officers are described below:

Name	Age	Principal Occupation and Other Information
Janet M. Biski	48
		Ms. Biski has served as Chief Financial Officer, Treasurer and Secretary of the Company since December 2002. Previously, she was a founder and served as Chief Financial Officer and VP of Operations for AccentCare, Inc. from April 1999 to December 2002. During that time, the Company successfully completed 15 acquisitions and grew revenues to approximately $100M. Previous to AccentCare, she served as Vice President, Chief Financial Officer, Secretary and Treasurer of SRS Labs from 1994 to 1999. Ms. Biski was involved with SRS Labs in the early start-up phase and led the company through the successful completion of its initial public offering. While at SRS Labs, Ms. Biski participated in several acquisitions of technologies as well as the acquisition of its wholly-owned subsidiary in Hong Kong. Prior to SRS Labs, Ms. Biski was a regional controller for Fujitsu Business Systems, and held various financial management positions at IBM/ROLM. Ms. Biski has BS in Accounting from the State University of New York, and is a Certified Public Accountant in the State of California.
Philip C. Maynard	49
		Mr. Maynard has served as Executive Vice President and Chief Legal Officer of SRS Labs since March 2004. Prior to joining the company, he was Of Counsel with the law firm Stradling, Yocca, Carlson & Rauth. From 1997 to 2000, he was general counsel for Wonderware Corporation, a leading developer of industrial automation software solutions. Wonderware was acquired by Invensys plc in 1998, and from 2000 through 2002 he served as Vice President and Division General Counsel of Invensys Software Systems, a newly created division of Invensys plc. From 1994 to 1997, Mr. Maynard served as Vice President, Secretary and General Counsel for National Education Corporation, an NYSE-traded provider of educational products and services.
Theodore A. Franceschi	46
		Mr. Franceschi has served as Executive Vice President of Licensing and General Manager since May 2003. Prior to that he served as Executive Vice President of Sales and Marketing since the third quarter of 2002, and EVP of Sales upon joining the company in January 2002. Prior to joining the Company, Mr. Franceschi served as Chief Operating Officer of BTI, a fabless RFIC company from December 2000 to November 2001. Prior to his service at BTI, Mr. Franceschi served as the Senior Vice President of Business Development for Toshiba America Electronic Components, the North American sales, marketing and engineering arm of Toshiba's semiconductor and electronic components operations. His employment with TAEC began in 1981 and spanned a variety of senior executive management assignments throughout the company.

Alan D. Kraemer	53
		Mr. Kraemer has served as Executive Vice President of Technology and Business Development since April 2001, and prior thereto as Vice President of Engineering of the Company since April 2000, and prior thereto, as Director of Engineering of the Company since February 1994. In addition, Mr. Kraemer has served as President of Sierra Digital Productions, Inc., a compact disc production and recording company, since August 1989. Prior to joining the Company, Mr. Kraemer also served as President of Engineering of De LaRue Printrak, a manufacturer of automatic fingerprint identification systems from January 1989 to December 1989. Prior thereto, Mr. Kraemer served as Vice President of Engineering for AST Research, a personal computer manufacturer. Mr. Kraemer also served as Vice President of Engineering with Point4 Data Corporation from May 1986 to December 1986, and as Director of Software Engineering of Northrop Electronics from May 1984 to May 1986.
Jennifer A. Drescher	40
		Ms. Drescher has served as Vice President of Corporate Communications since December 2002 and previously served as Vice President of Marketing for SRS Labs from December 2001. She previously served as Vice President of Marketing for the company's majority-owned Internet and broadcast subsidiary, SRSWOWcast Technologies from December 1999-2001. Ms. Drescher was SRS Labs' first employee joining at the Company's inception and working as Director of Marketing for SRS Labs until the formation of SRSWOWcast Technologies. Prior to joining SRS Labs, Ms. Drescher's career has included various senior level marketing, public relations and operational positions with audio technology licensing and products companies.
David M. Lanthier	40
		Mr. Lanthier has served as Vice President, Strategic Marketing since May 2003. Prior to joining the Company, Mr. Lanthier was a marketing consultant to the Company from October 2002 to May 2003. From January 2001 to May 2002 Mr. Lanthier was Vice President, Marketing for Betheltronix, ("BTI") a fabless radio frequency integrated circuit company. Prior to BTI, he served as Vice President, Business Development for Toshiba America Electronic Components, Inc. ("TAEC") semiconductor division. His employment with TAEC began in 1983 and covered a variety of sales and marketing responsibilities in semiconductors and electronic components.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

        The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee whose functions are briefly described below. The directors are kept informed of our operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

        During the fiscal year ended December 31, 2003 (the "Fiscal Year" or "Fiscal 2003" or "2003"), the Board of Directors met on seven occasions and took action by unanimous written consent on eight occasions.

Committees of the Board

        Audit Committee.    The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) independent auditors. The Audit Committee evaluates the performance of the independent auditors, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the Company's independent auditors the Company's interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company's financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K. The members of the Audit Committee are David R. Dukes, Winston Hickman, Stephen Sedmak and Sam Yau. Each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules. The Company's Board of Directors has determined that Mr. Hickman is an audit committee financial expert. During the year, the Audit Committee met on 10 occasions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is set forth as Appendix A to this Proxy Statement. The charter of the Audit Committee is also available at http://www.srslabs.com/CorpGovernance_AuditCommittee.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

        Compensation Committee.    The responsibilities of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) with the assistance of the other independent directors on the Board, recommending to the Board for determination the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company's incentive compensation and other stock based plans, including our Annual Incentive Bonus Plan and our Annual Supplemental Executive Bonus Plan, and determining awards thereunder. The members of the Compensation Committee are David R. Dukes, Winston Hickman, Stephen V. Sedmak and Sam Yau. The Compensation Committee met on four occasions during the Fiscal Year, and it acted by unanimous written consent on eight occasions. The charter of the Compensation Committee is available at http://www.srslabs.com/CorpGovernance_CompensationCommittee.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

        Nomination and Corporate Governance Committee.    The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company's corporate governance guidelines. The members of the Nomination and Corporate Governance Committee are David R. Dukes, Winston E. Hickman, Stephen V. Sedmak and Sam Yau. Each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq rules.

        The Nomination and Corporate Governance Committee met on six occasions during 2003, and it acted by unanimous written consent on three occasions. The charter of the Nomination and Corporate Governance Committee is available at http://www.srslabs.com/CorpGovernance_NomCorpGovComm.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

        Nominations for directors submitted to the Committee by stockholders, other directors or management are evaluated according to the nominee's knowledge, experience and background. While the Nomination Committee does not have any specific minimum qualifications for director candidates, the Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

        The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nomination Committee through current Board members, professional search firms, stockholders or other persons. The Nomination Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nomination and Corporate Governance Committee and approved by the Board, are included in the Company's recommended slate of director nominees in its proxy statement.

        The Nomination and Corporate Governance Committee will consider nominees recommended by Stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to the Company's Secretary at the following address: 2909 Daimler Street Santa Ana, California 92705.

        Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during 2003 (held during the period for which he has been a director). Each of the incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the 2003 (held during the period that he served as a committee member).

Corporate Governance

        Corporate Governance Guidelines.    Our Corporate Governance Guidelines can be found at http://www.srslabs.com/CorpGovernance_Guidelines.asp.

        Code of Business Conduct and Ethics.    The Company is committed to having sound corporate governance principles. The Company's Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and all of our other employees is available at http://www.srslabs.com/CorpGovernance BusinessEthicsPolicy.asp.

        Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

        Board Independence.    The Board of Directors has affirmatively determined that the following four members of the Board are "independent" as that term is defined by the Nasdaq Stock Market's Marketplace Rules: David R. Dukes, Winston Hickman, Stephen Sedmak and Sam Yau. Thomas C.K. Yuen, our Chairman and Chief Executive Officer, is our only non-independent director.

        Communications with the Board.    You may send communications to the Company's Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to: boardofdirectors@srslabs.com or by sending a letter to SRS Labs, Inc., SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors.

        Director Attendance at Annual Stockholder Meetings.    Under the Company's Corporate Governance Guidelines, the Company's directors are expected to attend annual meetings of the Company's stockholders. Four of the Company's directors attended the Company's annual meeting of stockholders in 2003.

Compensation of Directors

        Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

        Cash Compensation.    Each non-employee director is paid a quarterly retainer in the amount of $1,250 and $1,000 for each Board meeting that he attends in person or telephonically. Each non-employee director also receives $500 for each committee meeting that he attends in person or telephonically. In addition, each non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

        Non-employee Directors' Plan.    Each non-employee director is eligible to receive stock options under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan (the "Non-employee Directors' Plan"), a non-discretionary, formula stock option plan pursuant to which, as of April 12, 2004, 500,000 shares of Common Stock have been authorized for issuance. As of April 12, 2004, 365,000 options remain available for grant under the Non-employee Directors' Plan.

        Under the Non-employee Directors' Plan, (a) each non-employee director who first becomes a member of the Board is granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors which vests upon the date of grant, and (b) each non-employee director is granted an option to purchase 15,000 shares of Common Stock automatically effective at the close of business on the date of each of the Company's annual meeting of stockholders at which such non-employee director is elected which vests in three equal annual installments commencing on the first anniversary of the applicable date of grant. In the event that David R. Dukes is elected as a director at the Annual Meeting, he will receive on such date an option to purchase 15,000 shares of

Common Stock which vests in three equal annual installments. Such option awards are in each case subject to adjustments, as provided in the Non-employee Directors' Plan.

        At the close of the Company's Annual Meeting of stockholders in 2003, Winston Hickman was granted (a) an option to purchase 15,000 shares of Common Stock at an exercise price of $4.60 per share and (b) an option to purchase 10,000 shares of Common Stock which fully vested upon grant. The exercise price for all options granted under the Non-employee Directors' Plan has been based upon the fair market value of Common Stock on the date of grant. Mr. Dukes was granted an option to purchase 10,000 fully-vested options at an exercise price of $5.44 per share in September 2003 upon his initial appointment to the Board under the Non-employee Directors' Plan.

        Incentive Plan.    Each non-employee director also is eligible to receive awards under the Company's Amended and Restated 1996 Long-Term Incentive Plan (the "Incentive Plan"), a discretionary plan currently administered by the Compensation Committee. We granted Mr. Dukes an option under the Incentive Plan to purchase 20,000 shares at an exercise price of $5.44 per share upon his initial appointment to the Board in September 2003, which vests in three equal annual installments. Also, the Board of Directors, awarded to each of Stephen V. Sedmak, and Sam Yau, independent directors, an option under the Incentive Plan to purchase 30,000 shares at an exercise price of $3.00 per share, which was the closing price of the company's stock on January 2, 2003, the effective date of the award. These options vest in twelve equal quarterly installments.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 2)

        The Audit Committee has selected the firm of BDO Seidman, LLP ("BDO Seidman") to act as independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of BDO Seidman as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors unanimously recommends that you vote for ratification of the appointment of BDO Seidman as the Company's independent auditors for the fiscal year ending December 31, 2004. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this proposal.

Changes in the Company's Certifying Accountants

        On November 18, 2002, the Audit Committee of the Company's Board of Directors appointed BDO Seidman as the Company's independent public accountants, to replace Deloitte & Touche LLP ("D&T"), who resigned as the Company's independent auditors in October 2002. During the years ended December 31, 2001 and 2000 and through November 18, 2002, neither the Company nor anyone on its behalf consulted BDO Seidman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        On October 24, 2002, D&T resigned its engagement as the independent auditors of the Company, effective immediately. In January 2000, D&T advised management that it was no longer able to rely on the representations of the Company's then current chief financial officer. Immediately thereafter, the Audit Committee of the Company's Board of Directors, upon the recommendation of the Company's management, removed the then current chief financial officer from that position and reassigned him to other responsibilities with the Company unrelated to the Company's finances and dealings with investors. In connection with its resignation on October 24, 2002, D&T orally advised the Audit Committee that, as a result of contradictory statements it believes were made by management relating to the potential reappointment of the above-referenced former chief financial officer, D&T had concluded that it could no longer rely on management's representations. The Company did not reappoint the former chief financial officer to that position, and the former chief financial officer subsequently resigned his position with the Company.

        During the Company's two most recent fiscal years and the subsequent interim periods to the date of D&T's resignation, there were no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make a reference to the subject matter of the disagreements in its reports and there were no reportable events described under Item 304(a)(i)(v) of Regulation S-K, other than the reportable events described in the preceding paragraph.

        D&T's reports on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company authorized D&T to respond fully and without limitation to any inquiries by any successor accountant concerning the subject matter of the above reportable events.

        D&T furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated October 28, 2002, was filed as Exhibit 16 to the Company's Current Report on Form 8-K dated October 21, 2002.

Relationship of the Company with Independent Auditors

        During Fiscal 2003, BDO Seidman also was engaged by us to provide certain consulting services. The following table sets forth the fees billed to us by BDO Seidman, our independent auditors, for each of the last two fiscal years.

	Fiscal Year Ended Dec. 31,
Fee Category
	2002	2003
Audit Fees	$151,659	$193,337
Audit-Related Fees	—	—
Tax Fees	22,487	16,272
All other fees	—	—

Total	$174,146	$209,609

        During fiscal 2002, D&T billed the Company $22,265 in audit-related fees, and $14,891 in all other fees.

        Audit Fees.    This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements related to those fiscal years.

        Audit Related Fees.    This category consists of assurance and related services provided by BDO Seidman that were reasonably related to the performance of the audit or review of our financial statements, which are not reported above under "Audit Fees and which were billed during those fiscal years."

        Tax Fees.    This category consists of professional services billed for those fiscal years and rendered by BDO Seidman for tax services, including tax compliance, tax advice and tax planning.

        All Other Fees.    This category consists of fees for services related to all other services, which included various other United States and foreign tax consulting and compliance services.

        The Audit Committee of our Board of Directors has established a practice that requires the committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent auditor, BDO Seidman, in advance of such services being provided to us.

        All the amounts in "All other fees" for 2002 were not approved in advance by the audit committee as they were not yet subject to SEC rules. Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these SEC rules.

Report of the Audit Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of BDO Seidman, LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Submitted by the Audit Committee:
Winston E. Hickman, Chairman David R. Dukes Stephen V. Sedmak Sam Yau

COMPENSATION OF EXECUTIVE OFFICERS

        We are required by the SEC to disclose compensation earned during the last three fiscal years by (a) the Company's Chief Executive Officer; (b) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2003; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2003; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

        Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Mr. Yuen, the Company's Chief Executive Officer; (b) Ms. Biski, Mr. Franceschi, Mr. Kraemer and Ms. Drescher, the most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2003 and whose salary and bonus exceeded $100,000. We refer to all of these officers as the "Named Executive Officers."

Summary Compensation Table

Annual Compensation
						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)		Securities Underlying Options/SARS(#)		All Other Compensation
Thomas C.K. Yuen Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	300,000 300,000 289,500	$ $	18,000 15,000 —	— 50,000 100,000	(2)	$ $ $	2,815 2,625 2,250	(3) (3) (3)
Janet M. Biski(4) Chief Financial Officer	2003 2002 2001		$200,000 — —		— — —	— 250,000 —			$3,667 — —	(3)
Theodore A. Franceschi(5) Executive Vice President of Licensing and General Manager	2003 2002 2001	$ $	192,167 161,763 —	$ $	12,600 10,500 —	50,000 155,000 —			$50,369 — —	(3)(8)
Alan Kraemer Executive Vice President of Technology and Business Development	2003 2002 2001	$ $ $	159,000 95,300 68,667		$13,900 — —	— 30,000 30,000		$ $ $	4,454 5,851 5,447	(3) (9) (9)
Jennifer A. Drescher(6) Vice President, Marketing	2003 2002 2001	$ $ $	132,500 130,000 116,153	$ $	7,800 6,500 —	— 20,000 70,000	(7)	$ $ $	3,647 3,413 2,719	(3) (3) (3)

(1)
Amounts include compensation deferred under the company's 401(k) plan

(2)
Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2001 to Mr. Yuen to purchase 50,000 shares of common stock of our wholly-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share.

(3)
Represents contributions by the Company for the benefit of the executive to the Company's 401(k) Plan.

(4)
Ms. Biski joined the Company in December 2002.

        (Footnotes continued on the next page.)

(Footnotes continued from the prior page.)

(5)
Mr. Franceschi joined the Company in January 2002.

(6)
Ms. Drescher became an executive officer of the Company in December 2001.

(7)
Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2001 to Ms. Drescher to purchase 50,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share and a non-qualified stock option granted by SRSWOWcast to purchase 50,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $2.00 per share.

(8)
Mr. Franceschi's Other Compensation for 2003 includes sales commission of $44,500.

(9)
Includes contributions by the Company for the benefit of the executive to the Company's 401(k) plan and payment of certain disability insurance premiums for the benefit of the executive.

Stock Options

        Stock Option Grants.    The following table shows all stock option grants to the Named Executive Officers during 2003.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Number of Securities Underlying Options/SARs Granted(#)(1)
Percent of Total Options/SARs Granted to All Employees
Name			Exercise or Base Price Per Share($)(2)	Expiration Date
					5% ($)	10% ($)
Thomas C.K. Yuen	—	—	—
Janet M. Biski	—	—	—
Theodore A. Franceschi	50,000	8.9%	4.25	7/10/13	$133,640	338,670
Alan D. Kraemer	—	—	—
Jennifer A. Drescher	—	—	—

(1)
All options were granted under our 1996 Long Term Incentive Plan. These options became exercisable in 16 equal, quarterly installments following the grant date. Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2)
All options were granted at the fair market value on the date of grant.

(3)
We are required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

        Option Exercises/Fiscal Year End Value.    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during 2003.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(2)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(3)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas C.K. Yuen	—	—	465,973	84,375	2,319,193	556,875
Janet M. Biski	—	—	62,500	187,500	391,250	978,125
Theodore A. Franceschi	—	—	78,905	126,095	438,494	704,407
Alan D. Kraemer	49,960	$291,084	154,680	60,625	730,251	362,900
Jennifer A. Drescher	—	—	138,170	36,250	778,836	272,325

(1)
Represents the positive difference between the exercise price of the options and the fair market value determined on the date of exercise.

(2)
Does not include options to purchase shares of common stock of our wholly-owned subsidiary, SRSWOWcast. At the end of 2003, Mr. Yuen held options to purchase 650,000 shares of SRSWOWcast common stock, 637,500 of which were exercisable. At the end of 2003, Mr. Kraemer held options to purchase 300,000 shares of SRSWOWcast common stock of which 300,000 were exerciseable. There is no public market for SRSWOWcast's common stock. At the end of 2003, Ms. Drescher held options to purchase 300,000 shares of SRSWOWcast common stock, 275,000 of which were exercisable.

(3)
Represents the positive difference between the closing price of the Common Stock on Monday, December 31, 2003, which was $9.33 (the last stock trading day of 2003 and the exercise price of the options.)

Employment Contracts and Termination of Employment and Change of Control Arrangements

        Mr. Yuen entered into an employment agreement with the Company effective as of July 1, 1996. The agreement provided for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provided for a base salary for Mr. Yuen of $175,000 per year commencing July 1, 1996 and $225,000 per year for the 12-month period commencing January 1, 1997; such base salary to be adjusted, thereafter, by the Board of Directors, but not to be reduced below the initial base salary provided in the agreement. Mr. Yuen's employment agreement provided that he should devote at least 40% of his time (based on an average eight hour work day) to the business of the Company. Mr. Yuen is permitted to directly engage in other business activities provided such activities are not competitive with the Company. The employment agreement with Mr. Yuen could be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within 10 days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Yuen resulting in a material loss to such entity. Mr. Yuen could terminate the employment agreements upon 60 days prior written notice.

        The initial term of the employment agreement was two years. The agreement automatically renews for additional one-year periods unless prior notice of termination is given by either the Company or Mr. Yuen. Mr. Yuen's employment agreement has been automatically renewed for each successive one-year period. Effective April 1, 2000, on the basis of Mr. Yuen's commitment to devote substantially greater time to the business of the Company the Compensation Committee of the Board set Mr. Yuen's annual salary at $300,000.

        In the event the Company either terminates Mr. Yuen's employment agreement at the end of the current term, or terminates such employment agreement during the current term without cause, Mr. Yuen is entitled to receive his salary and benefits for the remainder of the current term of his employment agreement plus an additional period of 12 months. During such period, Mr. Yuen is obligated to provide advisory services and may not compete with the Company. In addition, Mr. Yuen's employment agreement provides for the acceleration of the date of vesting for outstanding stock options if Mr. Yuen is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

        Mr. Kraemer entered into an employment agreement with the Company effective as of July 1, 1996. Such agreement provides for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provides for base salary of $65,000 per year commencing July 1, 1996. Thereafter, such base salary may be adjusted by the Board of Directors and/or Compensation Committee, but it may not be reduced below the initial base salary provided in the agreement. Mr. Kraemer's employment agreement acknowledges that he serves as President of Sierra Digital and that he may continue to do so while employed by the Company. The employment agreement may be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Kraemer resulting in a material loss to such entity. The employment agreement may be terminated by Mr. Kraemer upon sixty (60) days prior written notice. The initial term of the employment agreement was from May 1, 1996 to April 30, 1999. The employment agreement automatically renews for additional one (1) year periods unless prior notice of termination is given by either the Company or the employee. The employment agreement has been automatically renewed for each successive renewal period. In the event that the Company either terminates the employment agreement at the end of the current term, or terminates the employment agreement during the current term without cause, Mr. Kraemer is entitled to receive his salary and benefits for the remainder of the current term of the employment agreement plus an additional period of twelve months. During such period, Mr. Kraemer is obligated to provide advisory services and may not compete with the Company. The employment agreement also generally provides Mr. Kraemer with compensation for the remainder of the current term plus an additional 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Kraemer is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

        In addition to the agreement described above, certain of the Company's stock option plans contain termination or change of control provisions.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following equity compensation plans have been approved by the Company's stockholders: the SRS Labs, Inc. Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1993 Plan"), the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "1996 Plan"), and the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan (the "Non-employee Directors Plan"). We do not have any equity compensation plans other than those approved by our stockholders, with the exception of one-time grants of warrants or options made by the Board of Directors from time to time.

        The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of 2003.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,457,835	(1)(3)	$3.99	2,888,276	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	5,457,835		$3.99	2,888,276

(1)
Represents shares of common stock that may be issued pursuant to outstanding options granted under the following plans: 117,181 shares under the 1993 Plan, 5,205,654 shares under the 1996 Plan and 135,000 shares under the Non-employee Directors Plan.

(2)
Represents shares of common stock that may be issued pursuant to options available for future grant under the following plans: 2,523,276 shares under the 1996 Plan and 365,000 shares under the Non-employee Directors Plan.

(3)
No options have been granted under the 1993 plan since June 7, 1996. The 1993 plan expired on December 10, 2003.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are David R. Dukes, Winston Hickman, Stephen Sedmak and Sam Yau. John Tu and Gareth Chang were also members of the compensation committee during Fiscal 2003. Mr. Tu was a member of the Committee until his resignation in September 2003 and Mr. Chang was a member of the Committee until the end of his term of office in June 2003, when he did not stand for reelection to the Board of Directors. None of the members of the Compensation Committee during 2003 was an officer or employee of the Company at any time during 2003. With the exception of Mr. Sedmak, none of the members of the Compensation Committee has ever served as an officer of the Company or any of its subsidiaries. Mr. Sedmak served as President of the Company from June 1993 until July 1998. In addition, Mr. Sedmak served as Chief Operating Officer of the Company from June 1996 until July 1998.

Report of the Compensation Committee

        This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee views the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Compensation Committee evaluates performance in a changing economic and regulatory environment against the backdrop of the Company's evolution as a leading provider of audio and voice enhancement technology solutions.

        During Fiscal 2003, the Company's compensation philosophy for all of its executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the performance of the Company and that align executive remuneration with the interests of the stockholders; and (c) provide a benefits package which is competitive with similarly situated companies. Although the Compensation Committee believes the Company's compensation package for its executive officers is competitive with similarly situated companies, the Compensation Committee did not specifically compare the Company's compensation with the compensation provided by the members of the peer groups referenced in the performance graph below.

Tax Law Limits On Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

        The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

        In 2003, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of all potential deductions for executive officer compensation in excess of $1,000,000.

Compensation Program Components

        In 2003, the components of the Company's executive compensation program consisted of (a) base salary, (b) the opportunity to earn a quarterly and annual bonus determined under an incentive bonus program, (c) the opportunity to earn a year-end bonus determined under a supplemental executive bonus program, (d) awards under the Company's discretionary stock option plans, (e) individual merit bonuses, viewed on a case-by-case basis, and (f) discretionary Company contributions under the Company's SRS Labs, Inc. 401(k) Plan (the "401(k) Plan").

        The only award of compensation to the Chief Executive Officer and the other executive officers of the Company that was directly related to the Company's performance was compensation to be earned under the Company's Incentive Bonus Plan and Annual Supplemental Executive Bonus Plan. However, the Compensation Committee also considers the Company's performance as a factor in granting the number of stock options and annual base salary increases. Of course, the compensation benefits related to stock option grants are related to the Company's performance as reflected in the price of the Common Stock underlying the option.

        Base Salary.    Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In 2003, Mr. Yuen's base salary remained unchanged at $300,000 per year. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past performance and prevailing compensation levels for similar positions at comparable companies.

        Incentive Bonus Plan.    In 2003, all of the Company's employees, including the Chief Executive Officer and the other executive officers of the Company, were eligible to receive incentive bonuses under the Annual Incentive Bonus Plan (the "Incentive Bonus Plan"). The Incentive Bonus Plan (a) recognizes that management's contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for the Company's executive officers and to attract and retain qualified personnel. Under the Incentive Bonus Plan, bonuses are paid based on a percentage of the excess of the Company's actual operating profit for the applicable fiscal year over targeted operating profit goals for that year. Bonus amounts under the Incentive Bonus Plan are based upon a percentage of the recipient's annual salary. The targets for the Incentive Bonus Plan are evaluated and established annually by the Compensation Committee. The Incentive Bonus Plan was administered by the Compensation Committee for 2003 and is subject to change or termination by the Company at any time. In 2003, $18,000 was paid to the Chief Executive Officer and an aggregate of $34,300 was paid to the Company's other executive officers under the Incentive Bonus Plan for performance in 2002. Neither the Chief Executive Officer or other executive officers earned bonus compensation under the Incentive Bonus Plan for performance in 2003.

        Supplemental Executive Bonus Plan.    In 2003, the Chief Executive Officer and the other executive officers of the Company were eligible to participate in the Annual Supplemental Executive Bonus Plan (the "Supplemental Plan"). The Supplemental Plan (a) recognizes that management's contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for the Company's executive officers and to attract and retain qualified personnel.

        Under the Supplemental Plan, bonuses are paid based on a percentage of the excess of the Company's actual operating profit for the applicable fiscal year over targeted operating profit goals for that year. Bonus amounts under the Supplemental Plan are allocated among the Company's executive officers Executive officers who are employed for a portion of the applicable fiscal year are entitled to a pro-rated bonus share, with the remaining bonus share being returned to the pool to be divided equally among the other executive officers who held their positions for the entire fiscal year.

        The targets for the Supplemental Plan are evaluated and established by the Compensation Committee on an annual basis. The Supplemental Plan was administered by the Compensation Committee for 2003 and is subject to change or termination by the Company at any time. In 2003, no bonuses were earned by the Chief Executive Officer or the Company's other executive officers under the Supplemental Plan for 2003.

        Stock Options.    In 2003, the Compensation Committee awarded no options to the Chief Executive Officer and options to purchase an aggregate of 125,000 shares of Common Stock to the Company's other executive officers. To date, the Compensation Committee has viewed the options program as a necessary supplement to the base salary to provide a competitive compensation package as well as a reward and an incentive for superior on-the-job performance. See the table under this caption "Compensation of Executive Officers—Stock Options—Option Grants in Last Fiscal Year" herein.

        Discretionary Bonus.    In 2003, the Compensation Committee did not award any discretionary bonuses to the Chief Executive Officer or any of the Company's other executive officers.

        401(k) Plan.    In addition to the executive officers, all employees of the Company who are at least 21 years of age and who have completed six months of service are eligible to participate in the 401(k) Plan, a plan which is intended to qualify under Sections 401(a) and 401(k) of the Code. Participants in the 401(k) Plan may make effective salary reduction contributions to the 401(k) Plan of up to 75% of their annual compensation, not to exceed $12,000 in 2003, as adjusted for inflation. In addition, the Company also may contribute additional amounts determined in its sole discretion. The level of the Company's contributions is related to the Company's financial ability to make a contribution and the competitive compensation packages offered to employees at comparable companies. Employee contributions and the Company contributions, if any, are fully vested and non-forfeitable at all times. Benefits under the 401(k) Plan generally become payable upon separation from service, retirement, death, or disability. In 2003, Thomas C.K. Yuen, Alan Kraemer, Jennifer Drescher, Theodore Franceschi and Janet M. Biski all participated in the 401(k) Plan. The Company made a contribution to the 401(k) Plan in Fiscal 2003 in the amount of $2,815 for the benefit of the Chief Executive Officer and in the aggregate amount of $17,637 for the benefit of the other executive officers.

SRS LABS, INC.
COMPENSATION COMMITTEE

Stephen Sedmak, Chairman
Gareth Chang(1)
Winston Hickman(2)
David R. Dukes(3)
John Tu(4)
Sam Yau

(1)
Member of the Compensation Committee until June 2003.

(2)
Member of the Compensation Committee beginning June 2003.

(3)
Member of the Compensation Committee beginning September 2003.

(4)
Member of the Compensation Committee until September 2003.

Performance Graph

        The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The following graph compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on (a) the S&P Smallcap 600 Index and (b) the following four peer companies selected by the Company, LSI Logic Corp., Rambus, Inc., Spatializer Audio Laboratories, and Virage Logic Corp. The search was limited to publicly traded companies in the audio enhancements and technology business or the semiconductor business. This peer group is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, undergo significant changes, or as new competitors emerge. The comparison assumes $100 was invested on December 31, 1998, in SRS Labs stock and in each of the indices shown and assumes that all of the dividends were reinvested.

        The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Return(1)

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SRS LABS, INC., THE S&P SMALLCAP 600 INDEX
AND A PEER GROUP

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

TRANSACTIONS WITH MANAGEMENT
AND OTHERS

        The Company's corporate headquarters are located in Santa Ana, California, in a 23,400 square foot facility consisting of office and warehouse space. The Company leases the facility from Daimler Commerce Partners, L.P. (the "Partnership"), an affiliated partnership. The general partner of the Partnership is Conifer Investments, Inc. ("Conifer"). The sole shareholders of Conifer are Thomas C.K. Yuen and Misako Yuen, as co-trustees of the Thomas Yuen Family Trust (the "Trust"), and the executive officers of Conifer include Mr. and Mrs. Yuen. Mr. and Mrs. Yuen, as co-trustees of the Trust, also beneficially own a significant amount of the outstanding shares of Common Stock. Mr. Yuen is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Company's lease agreement with the Partnership, the Company leases all 23,400 square feet of space at the above-referenced facility. The lease has a term of three years commencing in June 2002 and expiring in May 2005, with an option to renew for an additional three years. The Company paid the Partnership rent of $208,260 during 2003.

        The Company and Sierra Digital Productions, Inc. ("Sierra Digital") entered into a Consulting Agreement dated August 23, 1994, pursuant to which Sierra Digital provides product definition, development and design services on a 100% time commitment basis to the Company in connection with the Company's research and development of its sound technologies. The president and sole shareholder of Sierra Digital is Alan D. Kraemer, the Company's Executive Vice President of Technology and Business Development. Pursuant to the Consulting Agreement, the Company paid to Sierra Digital a monthly retainer of $10,083 per month plus expenses. This agreement terminated on June 30, 2003. For Fiscal 2003, the Company paid Sierra Digital $70,583. The Company paid Sierra Digital $121,000 and $121,000 during Fiscal 2002 and Fiscal 2001, respectively.

        Mr. Raymond Choi, a beneficial owner of more than 5% of the shares of the Company's Common Stock, was an executive director of ValenceTech and the President of Valence Semiconductor Design Limited ("VSD"), an indirect subsidiary of the Company and ValenceTech, entered into an employment agreement with the Company and VSD, effective March 2, 1998, in connection with the Company's acquisition of Valence. The agreement may be terminated for cause (defined in a similar manner as Mr. Kraemer's employment agreement referenced above under the caption "Compensation of Executive Officers") and may be terminated by Mr. Choi upon 60 days prior written notice. Under the employment agreement, in the event the Company or VSD terminates the agreement without cause (or decides not to renew such contract), Mr. Choi would be entitled to receive his salary and benefits for the remainder of the current term of the agreement plus an additional period of 12 months. During such period, Mr. Choi would be obligated to provide advisory services to the Company and may not compete with the Company or its subsidiaries. On June 9, 2000, the Company, Valence and Mr. Choi cancelled the previous employment agreement and entered, in lieu thereof, into a new employment agreement to which the only parties were ValenceTech, the successor to Valence, and Mr. Choi, with an effective date of April 1, 2000. The new agreement provided for a new initial base salary of $281,692, and contained provisions similar to Mr. Choi's previous employment agreement dated March 2, 1998, except the new agreement does not have a provision regarding a change of control. For 2003, Mr. Choi was paid $280,970 pursuant to the employment agreement.

        Mr. Choi's employment ended as of March 5, 2003. The Company anticipates that Mr. Choi will receive accrued compensation and approximately six (6) months continued salary in exchange for certain non-compete and non-solicitation promises.

        On September 29, 2000, our wholly-owned subsidiary SRSWOWcast.com, Inc. ("SRSWOWcast") entered into a Series A Preferred Stock and Warrant Purchase Agreement (the "Agreement") with certain investors, including two of our directors (Messrs. Tu and Yuen), relating to the purchase and sale of up to 3,000,000 shares of SRSWOWcast Series A Convertible Preferred Stock ("Preferred

Stock") for a purchase price of $2.00 per share (the "Private Placement"). In November 2000, pursuant to the Agreement, Messrs. Tu and Yuen each invested $1 million in SRSWOWcast in exchange for 500,000 shares of Preferred Stock. Messrs. Tu and Yuen also each received an immediately exercisable, three year warrant evidencing a right to purchase 50,000 shares of SRSWOWcast's common stock, exercisable at $2.50 per share. In connection with the Private Placement we granted registration rights to the investors, including Messrs. Tu and Yuen, with respect to shares of SRSWOWcast common stock issuable upon conversion of the Preferred Stock and the exercise of the warrants.

        In February 2003, SRS Labs completed an exchange offer with the minority shareholders of SRSWOWcast, pursuant to which SRS Labs acquired all 3,000,000 outstanding shares of Series A Convertible Preferred Stock in exchange for the issuance of 332,184 shares of SRS Labs common stock (the "Exchange Offer"). In connection with the Exchange Offer, we issued 55,364 shares of our Common Stock to each of Messrs. Tu and Yuen in exchange for their respective 500,000 shares of Preferred Stock. Warrants issued to purchasers of Series A Preferred stock expired unexercised. SRSWOWcast Employee Stock Options issued prior to the Exchange Offer remained outstanding and subject to the terms and conditions of the SRSWOWcast stock option plan.

        In the opinion of management, the terms of the above-described agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2003, our officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements

SUBMISSION OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING

Nominations for Directors for the 2005 Annual Meeting

        No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

        Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

        Therefore, in order to be timely for the 2004 Annual Meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not earlier than April 1, 2005 and not later than May 1, 2005. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the Annual Meeting to nominate the person or persons specified in the notice; (c) the number of shares of common stock owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the stockholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (e) such other information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected.

Stockholder Proposals for the 2005 Annual Meeting

        Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

        If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held in the year 2005, you must submit such proposal to the Company no later than December 29, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

        With respect to any proposal that one of our a stockholders presents at the annual meeting of stockholders to be held in the year 2005 that is not submitted for inclusion in the Company's proxy materials, to be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2005 Annual Meeting, a stockholder's notice regarding a proposal not to be included in the Company's proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than April 1, 2005 and not later than May 1, 2005. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2005 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are notified of such proposal no later than March 15, 2005, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

        To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

ANNUAL REPORT

        You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Janet M. Biski, Secretary.

OTHER MATTERS

        The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Janet M. Biski Chief Financial Officer, Treasurer and Secretary
Santa Ana, California April 28, 2004

Appendix A

SRS Labs, Inc.
Audit Committee Charter

Introduction

        The executive management of SRS Labs, Inc. (the "Company") is primarily responsible for the completeness and accuracy of the Company's financial reporting and the adequacy of its internal financial and operating controls. The Company's Board of Directors (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Company has established, through its Bylaws, an Audit Committee (the "Committee") whose authority and responsibilities are described by this Charter.

Purpose

        This Charter is created in order to define the Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Committee members, management and external auditors a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

        The purpose of the Committee is to assist the Board in overseeing: (i) the integrity of the Company's accounting and financial reporting processes, the audits of the financial statements as well as systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (ii) the Company's compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company's independent auditors; (iv) the Company's financial risk; and (v) the performance of the Company's internal audit function and independent auditors.

        In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, the independent auditors and the financial management of the Company.

Responsibilities

        The Committee is to perform activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission ("SEC") and any stock exchange or market on which the Company's securities may be listed from time to time, and perform such other activities that are consistent with this Charter, the Company's Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee's responsibilities are to:

  A.
  Integrity of Financial Statements

  1.
  direct the independent auditors to review, before filing with the SEC, the Company's interim and annual financial statements included in quarterly and annual reports on Form 10-Q and Form 10-K, respectively, using professional standards and procedures for conducting such reviews;

  2.
  review and discuss with management and the independent auditors the quarterly unaudited financial statements and review the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" prior to filing with the SEC the Company's Quarterly Reports on Form 10-Q in which they are included;

    3.
    review and discuss with management and the independent auditors the annual audit, financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation," prior to filing with the SEC the Company's annual report on Form 10-K in which they are included; following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K;

    4.
    discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61;

    5.
    discuss with management earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, paying particular attention to the use of "proforma" or "adjusted" non-GAAP financial information;

    6.
    report at least quarterly to the full Board regarding any issues that arise relating to, among other things, financial reporting and compliance and auditor independence;

    7.
    review the Company's internal audit plan and the results of any internal audit reports;

    8.
    review any reports submitted by the independent auditor, including the report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

    9.
    review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, the effect of regulatory and accounting initiatives and off-balance sheet transactions on the financial statements and analyses prepared by management and/or the independent auditors on significant financial reporting issues and judgments;

    10.
    inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements;

    11.
    inquire of management and the independent auditors if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements; and

    12.
    discuss among themselves, without management or the independent auditors present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent auditors' view of the quality of those principles and such judgments.

  B.
  Compliance with Legal and Regulatory Requirements

  1.
  provide a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A;

  2.
  review and update the Committee's charter, structure, processes and membership requirements as needed;

  3.
  review management's oversight of the Company's policies and procedures regarding compliance with law (including the Foreign Corrupt Practices Act) and with significant corporate policies (including the Company's standards and codes of conduct) and make recommendations to the Board concerning these matters;

    4.
    review, approve and monitor the Company's code of ethics for its senior financial officers; in addition, the Committee shall have the authority to waive the Company's code of ethics when necessary and warranted, provided that any such waiver is promptly disclosed to the Company's shareholders;

    5.
    review, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements; and

    6.
    review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of the Nasdaq Stock Market.

  C.
  Qualifications and Independence of Auditors

  1.
  select, appoint, evaluate, determine funding for and, where appropriate, replace the independent auditors (including attempting to resolve disagreements between management and the independent auditors) for the purpose of preparing or issuing an audit report or related work to comply with Section 301 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the SEC thereunder; in addition, the Committee may nominate the independent auditors to be proposed for shareholder approval or ratification in the proxy statement; the independent auditors shall report directly to the Committee;

  2.
  review with management the performance, appointment and/or termination of the independent auditors; review and evaluate the senior members of the independent auditors' team, in particular the lead audit partner and the reviewing partners and determine whether periodic rotation of the auditing firm is appropriate;

  3.
  give prior approval of all audit services and any non-audit services, including tax and compliance and planning, permissible pursuant to the Sarbanes-Oxley Act performed by the independent auditors for the Company at anytime (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditor, all audit engagement fees and terms and all non-audit engagements as may be permissible, with the independent auditor;

  4.
  ensure that the independent auditors provide a formal written statement to the Committee setting forth all relationships between the independent auditors and the Company, consistent with the Independence Standards Board Standard No. 1;

  5.
  discuss with the independent auditors any disclosed relationships or services which may impact the objectivity and independence of the independent auditors;

  6.
  take, or recommend that the full Board take, appropriate action to ensure the independence of the independent auditors;

  7.
  review with management and the independent auditors the annual audit scope and approach, critical accounting policies, audit conclusions regarding significant accounting estimates/reserves;

  8.
  review with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system;

  9.
  review with management and the independent auditors the Company's compliance with laws and regulations having to do with accounting and financial matters;

    10.
    consider whether the independent auditors should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have;

    11.
    obtain an annual report from the Company's independent auditors describing (i) the independent auditors' quality-control procedures and any material issues raised by its most recent internal quality-control review, or peer review, (ii) governmental or professional investigations during the last five years with respect to other audits carried out by the firm and (iii) all relationships between the auditors and the Company; and

    12.
    establish hiring policies for employees or former employees of the independent auditors.

  D.
  Private Discussions with Independent Auditors

  1.
  meet privately with the independent auditors at least once a year to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting and the quality and performance of its financial and accounting personnel; and

  2.
  discuss privately with the independent auditors any issues required from time to time by rules of the SEC, Financial Accounting Standards Board ("FASB") and National Association of Securities Dealers ("NASD").

  E.
  Post Audit Review

  1.
  review with management and the independent auditors the results of each independent audit, including any qualifications of the independent auditors' opinion, any related management letter, any significant suggestions for improvements to management letter by the independent auditor, management's responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal auditing department that are material to the Company as a whole, and management's response to those reports;

  2.
  the annual management letter comments and management's responses to each; and

  3.
  ask the independent auditors what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

  F.
  Litigation

  1.
  discuss/review with management, company counsel, and the independent auditors the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

  G.
  Financial Risk

  1.
  inquire of management, the senior internal auditing executive, if any, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize or control the Company's exposure to such risk; and

  2.
  discuss policies on risk assessment and risk management, the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures.

  H.
  Performance of Internal Audit Function and Independent Auditors

  1.
  review the appointment, replacement, reassignment, or dismissal of the senior internal auditing executive;

  2.
  hold separate meetings at least quarterly with management and the Company's internal and independent auditors to discuss the adequacy, effectiveness and efficiency of management processes, internal financial systems and operating controls including computerized information system controls and security and any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto and to review before release, the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  3.
  submit to an annual performance evaluation of the Committee by the Nominating/Corporate Governance Committee;

  4.
  consider, in consultation with the independent auditors and the senior internal auditing executive, if any, the audit scope and plan of the internal auditors and the independent auditors to assure completeness of coverage and the effective use of audit resources;

  5.
  review annually the continuing professional education for the year of the internal audit staff members; and

  6.
  review with the independent auditors any audit problems or difficulties and management's response, including restrictions on the scope of the independent auditor's activities or access to information and any accounting adjustments that were noted or proposed by the independent auditors but were not made.

  I.
  Other

  1.
  review the internal accounting function of the Company;

  2.
  establish procedures to receive and address complaints regarding accounting, internal controls or auditing issues and employees' confidential anonymous concerns regarding accounting or auditing matters;

  3.
  initiate and conduct the investigation of any matter within the Committee's scope of responsibility;

  4.
  serve as a channel of communication between the independent auditors and the Board and between the senior internal auditing executives and the Board;

  5.
  report to the Board on the Committee's review of the Company's financial statements and any disagreements or significant disputes between management and the independent auditors that arose in connection with the preparation of those financial statements;

  6.
  meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects and other significant financial matters;

  7.
  act as "qualified legal compliance committee" within the meaning of rules issued by the SEC. As the Company's Qualified Legal Compliance Committee (the "QLCC"), the Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or any of its directors, officers, employees or agents. The QLCC shall inform the Board, Chief Executive Officer and General Counsel of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports. If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation. At the conclusion of any such investigation, the QLCC shall inform the Board, the Chief Executive Officer and the General Counsel of the results of the investigation and recommend the appropriate remedial measures to be taken. The QLCC is authorized to take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response recommended by the QLCC

    8.
    perform such other duties as may be requested by the Board.

Membership, Size, Composition and Term of Appointment

        The Committee shall consist of no fewer than three directors each of whom are independent as defined by the rules and regulations of the National Association of Securities Dealers, Inc and its affiliate, the Nasdaq Stock Market, Inc. (collectively, "Nasdaq") and the Sarbanes-Oxley Act. Further, no member of the Committee may own or control more than 19.9% of the voting power of the Company's Common Stock. Each member shall be financially literate and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member shall be an "Audit Committee Financial Expert" and shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the SEC, Nasdaq or other regulatory body. The Board shall appoint the Committee's Chairperson and members annually. The Chairperson shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the SEC, Nasdaq or other regulatory body. No director who serves on the audit committee of three or more companies whose stock is publicly traded may serve on the Committee.

Meetings

        The Committee will meet at least four times each year.

        The Committee may establish its own schedule, which it will provide to the Board in advance.

        The Committee will meet separately, at least quarterly with each of management, the internal auditors and the independent auditors to review the financial affairs of the Company.

        The Committee Chairperson will establish an agenda for each meeting after consultation with each Committee member and management.

        The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meetings, as requested by the Committee.

        The minutes of all Committee meetings will be prepared and distributed to all Committee members and approved at subsequent meetings. Final minutes of all Committee Meetings shall be sent to the Secretary of the Company for distribution to the full Board and placed in the records of the Company.

Authority/Oversight by the Board

        The Committee derives its authority from the Bylaws of the Company. The Committee's direct reporting relationship is to the Board. The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities.

        The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

        The Board will determine annually that the Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

Outside Advisors

        The Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties. The Company shall provide for the appropriate funding, as determined by the Committee, for payment of compensation (i) to any such counsel and other advisors engaged by the Committee and (ii) to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report.

Reports

        In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

Delegation of Authority

        The Committee may delegate to one or more designated members of the Committee who are independent directors the authority to pre-approve any transaction for which such delegation is permissible under applicable law and the rules of the Nasdaq Stock Market, provided that such pre-approved decision is subsequently presented to the full Committee at its scheduled meetings.

Compensation

        Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and fees for service as Chairperson of the Committee. Fees may be paid in such form of consideration as is determined by the Board.

        Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as Chairperson of the Board or Chairperson of any committee of the Board.

ANNUAL MEETING OF STOCKHOLDERS OF

SRS LABS, INC.

June 30, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/*\ Please detach along perforated line and mail in the envelope provided. /*\

THE LISTED NOMINEE AND THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED AND "FOR" THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS II DIRECTOR:	2.	RATIFICATION OF INDEPENDENT AUDITORS: Proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors.	☐	☐	☐

NOMINEE: David R. Dukes	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.
☐ FOR
☐ WITHHOLD AUTHORITY

	MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                                 Date:                Signature of Stockholder                                                 Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

  SRS LABS, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
  DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

        The undersigned stockholder(s) of SRS Labs, Inc., a Delaware corporation (the "Company"), hereby appoints Thomas C.K. Yuen, Janet M. Biski, or either of them, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 30, 2004, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on May 7, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

QuickLinks

VOTING INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (PROPOSAL 1)
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)
COMPENSATION OF EXECUTIVE OFFICERS
Comparison of Cumulative Total Return(1)
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
SRS Labs, Inc. Audit Committee Charter